FY07 Q4 Conference Call August 1, 2007

Forward-Looking Statement Page 1 Statements in this conference call that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward- looking statements are based on currently available information and include, among others, the discussion under "Reorganization and Restructuring Update" and "2008 Fiscal Year and First Fiscal Quarter Outlook", as well as statements regarding the integration of, and potential synergies from the Woodhead acquisition, customer demand and inventory levels and future growth expectations. These risks and uncertainties include those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups; the risks associated with the integration of the Woodhead acquisition; the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities, as well as difficulty implementing the transition to a Market-Focused Global Organization. Other risks and uncertainties are set forth in Item 1A "Risk Factors" of its Form 10-K for the year ended June 30, 2007, which is incorporated by reference and in reports that Molex files or furnishes with the Securities and Exchange Commission. This conference call speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this conference call resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on August 1, 2007 regarding the Company's financial results for the fiscal quarter ended June 30, 2007 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non- GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Financial Summary - GAAP June Quarter Net Revenue $791.9 Currency Translation $14.9 Local currency decrease (0.9%) Gross Margin 30.0% SG&A % 20.2% Equity Income $7.0 Interest Income $8.6 Pretax Return 5.6% Effective Tax Rate 26.2% Net Income $32.7 % of Sales 4.1% E.P.S. $0.18 Average Shares Outstanding 185,356 (US$ in millions, except per-share data) Page 3

GAAP to Non-GAAP Reconciliation Page 4 GAAP Earnings Per Share 44.3 32.7 0.18 Restructuring Charge 36.9 30.3 0.16 Restructuring Reclass (Brazil) (5.1) (5.1) (0.03) Tax Adjustment - (2.7) (0.01) Non-GAAP Earnings Per Share 76.1 55.2 0.30 Pre Tax After Tax EPS

Non-GAAP EBITDA Reconciliations* June 30, 2007 Net Income $ 32.7 Interest Income, Net $ (2.4) Income Taxes $ 11.6 Depreciation and Amortization Expense $ 60.8 EBITDA* $102.7 12.9% Restructuring Charge (net of Brazil reclass) $ 31.8 Adjusted EBITDA* $134.5 17.0% Page 5 % of Revenue (US$ in millions) *"EBITDA" and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding restructuring expenses (see footnote 1 on page 5). Management believes that EBITDA and Adjusted EBITDA are useful measures, along with other measurements under GAAP, for evaluating the operating performance of the Company and is a conventionally used financial indicator. However, in no event should EBITDA or Adjusted EBITDA be considered as an alternative to net income or any other GAAP measure as an indicator of our performance. Nor should EBITDA or Adjusted EBITDA be considered as an alternative to cash flows provided by operating activities as an indicator of cash flows or a measure of liquidity.

Balance Sheet and Operating Metrics June 30, 2007 Cash $460.9 $373.1 Accounts Receivable $685.7 $692.9 Receivable Days Outstanding 73 days 75 days Inventory $392.7 $415.3 Inventory Days Outstanding 73 days 75 days Long-Term Debt $127.8 $134.6 Capital Expenditures $77.4 $63.9 Research & Development $37.4 $40.6 March 31, 2007 Page 6 (US$ in millions)

Gross Margin Trend Page 7 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 0.33 0.325 0.309 0.311 0.3

SG&A Expense Trends Page 8 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 0.196 0.2 0.2 0.201 0.204 (% of revenue)

Return on Invested Capital Page 9 Net Income Total Assets - Current Liabilities Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 0.103 0.12 0.11 0.105 0.09

Restructuring Cost & Savings $ million Page 10

June Quarter Page 11 MARKETS Growth in industrial, automotive, medical and military Disappointing results in mobile OTHER Completed product focused organization Restructuring underway Cash increased $88 million and accounts receivable and inventory outstanding improved 2 days Dividend increased 50%

Revenue Trend Page 12 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 784 830 838 807 792 (US$ in millions)

FY07 1st Half vs 2nd Half Revenue U.S. $ in millions Page 13 Auto Industrial Tele Infra Data Consumer Mobile 1st Half 303 238 218 355 289 220 2nd Half 305 250 219 328 279 171

Change in Units Shipped Sequential Quarter 6/1/2006 9/1/2006 12/1/2006 3/1/2007 6/1/2007 Customer 1 -15 19 22 -31 -34 Customer 2 4 13 19 -14 10 Customer 3 18 26 31 -16 1 Percentage Jun-06 Jun-07 Mar-07 Dec-06 Sep-06 Page 14

Our View to the Future of Mobile Will remain the world's personal communication device Unit volumes forecast to rise in 2nd half of CY2007 Developing markets adding significant new buyers and upgrade cycle will follow with higher content I-Phone type devices should refresh growth in developed markets and enhance upgrade / replacement cycle Molex active in new technologies that will increase content share Molex has 25% share of the total market Page 15

Growth by Industry - June Quarter Automotive Data Consumer Industrial Telecom Other 0.196 0.21 0.174 0.154 0.235 0.031 Sequential YOY Automotive 3.0% 7.7% Data 2.3% -4.9% Telecom -9.4% -15.5% Consumer -2.3% -5.7% Industrial -5.9% 67.8% Other 5.5% 9.4% -1.9% 1.0% June 07 Split by Industry Page 16

Page 17 Outlook Revenue $770 to $800 million GAAP Earnings Per Share $0.25 to $0.29 restructuring charge $0.01 September Fiscal Quarter Revenue $3.25 to $3.35 billion GAAP Earnings Per Share $1.25 to $1.33 restructuring charge $0.15 Fiscal 2008